Exhibit 5.01



                                             October 6, 1995


          United States Filter Corporation
          73-710 Fred Waring Drive, Suite 222
          Palm Desert, California 92260


          Ladies and Gentlemen:

                    I am Vice President, Secretary and General Counsel to United States Filter Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company on October 6,
          1995 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to an aggregate of up to 150,000 shares (the "Selling Stockholder's Shares") of the Company's Common Stock, par value $.01 per share, issuable pursuant to the Purchase Agreement, as defined in the Registration Statement, that may be offered or sold from time to time by the selling stockholder identified in the Registration Statement (the "Selling Stockholder").

                    I am familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

                    On the basis of the foregoing, I am of the opinion that the Selling Stockholder's Shares, when issued in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

                    I consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of my name in the Prospectus forming a part thereof under the caption "Validity of Common Stock."

                                             Yours truly,


                                             /s/ Damian C. Georgino